EXHIBIT 10.3

GOLDEN PATH ACQUISITION corporation

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of ____________ __, 2021, by and between Golden Path Acquisition Corporation, a Cayman Island corporation (the “Company”), and Wilmington Trust, National Association, a national banking association (the “Trustee”) and Vstock Transfer LLC as transfer agent for the Company’s securities (“Vstock”).

WHEREAS, the Company’s registration statement, as amended, on Form S-1, File No. 333-[____] (the “Registration Statement”) for the initial public offering (such initial public offering hereinafter referred to as the “Offering”) of the Company’s units (the “Units”), each of which consists of: (i) one ordinary share, par value $0.0001 per share (the “Ordinary Share”); (ii) one redeemable warrant (“Warrant”) entitling the holder thereof to purchase one-half of one Ordinary Share; and (iii) one right (“Right”) to receive 1/10th of an Ordinary Share has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission (the “SEC”); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein; and

WHEREAS, the Company has previously or simultaneously herewith entered into agreements with Vstock, whereby VStock’s shall serve as transfer agent and registrar with respect to the Units, the Ordinary Shares, Warrants and Rights.

WHEREAS, as described in the Registration Statement, an aggregate of $50,500,000 consisting of proceeds of the Offering and a portion of the sale proceeds of the sale of the 248,000 Private Placement Units issued to Greenland Asset Management Corporation (“Sponsor”) as sponsor of the Company (or $58,075,000 if the Underwriters’ option to purchase additional units is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon and any Extension Payment as described in the paragraph below) is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, as described Registration Statement and in its Amended and Restated Memorandum and Articles of Association, the Company’s ability to complete a business combination may be extended in additional increments of one-month up to a total of 9 additional months from the closing date of the Offering, subject to the payment into the Trust Account by the Sponsor (or its designees or affiliates) of the sum of $165,000 per month (or $189,750 in the event that the Underwriters’ option to purchase additional units is exercised in full) (the “Extension Payment”), representing the sum of $0.30 per Ordinary Share sold to Public Stockholders, and which Extension Payments, if any, shall be added to the Trust Account.

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $1,250,000, or $1,437,500 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.           Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)          Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at Wilmington Trust, National Association.

(b)          Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)          In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder;

(d)         Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)         Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f)          Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of tax returns relating to assets held in the Trust Account or in connection with the preparation or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g)         Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)          Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)           Commence liquidation of the Trust Account only after and within two business days following (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by an Authorized Representative (as such term is defined below), in coordination with the Company and Vstock and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to $[80,000] of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and other documents referred to therein, or (y) upon the date which is the later of (1) 12 months after the closing of the Offering or (2) such later date up to 21 months after closing of the Offering as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated memorandum and articles of association, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to [$80,000] of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date as reflected in the records of Vstock; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Stockholders;

(j)          Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority, as applicable; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution so long as there is no reduction in the principal amount initially deposited in the Trust Account; provided, further, however that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the State of Delaware for the Company and a written statement from the principal financial officer of the Company setting forth the actual amount payable (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k)          Only release the Property in accordance with a written instruction, signed by an Authorized Representative (as such term is defined below) of the Company substantially in the form attached as Exhibit A, B or C, as applicable, attached hereto (each, a “Written Direction” and collectively, the “Written Direction”); and

(l)           Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i) or 1(j) above.

2.           Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)          Give all instructions to the Trustee hereunder in writing, signed by an Authorized Representative (as such term is defined below) of the Company. In addition, except with respect to its duties under Sections 1(i) or 1(j) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)         Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all out-of-pocket expenses, including reasonable outside counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”), provided, that no failure or delay by the Trustee to so notify the Company shall relieve the Company from its obligations under this Agreement, except as and to the extent it is found, in a final, unappealable judgment by a court of competent jurisdiction, that such failure or delay actually and materially prejudiced the Company. The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld or delayed. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed. The Company may participate in such action with its own counsel and at its sole cost and expense;

(c)          Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee and transaction processing fee, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(k) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d)         In connection with any vote of the Company’s stockholders regarding any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination involving the Company and one or more businesses (a “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e)          Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f)          Expressly provide in any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the Form of Exhibit A that the Deferred Discount be paid directly to the account or accounts directed by Ladenburg Thalmann & Co., Inc.

(g)         Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(h)         Designate, on an incumbency certificate delivered to Trustee on the date hereof (the “Incumbency Certificate”), its authorized representatives for purposes of this Agreement (each such individual, an “Authorized Representative” of the Company), which shall certify that the title, contact information and specimen signature of each such Authorized Representative as set forth therein is true and correct.

(i)          [reserved].

3.           Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)          Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b)         Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s fraud, gross negligence or willful misconduct;

(c)          Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(d)          Refund any depreciation in principal of any Property;

(e)         Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)           The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s fraud, gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any Written Direction, order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall be deemed to be acting with reasonable care with respect to any Written Direction if it takes such action in conformity with its standard procedures for confirming instructions for wires applicable to the Company. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)         Verify the accuracy of the information contained in the Registration Statement or any other filings made by the Company with the SEC;

(h)          Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i)           File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j)          Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(k)         Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

The Company also agrees that the Trustee will only be responsible for direct damages, and not for any type of indirect, special, consequential, or punitive damages, even if the Trustee is aware of the potential for such damages.

4.            Trust Account Waiver. Neither Vstock nor the Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it or they may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee or Vstock shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5.            Termination. This Agreement shall terminate as follows:

(a)          If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement (whether following the Trustee giving notice that it desires to resign under this Agreement or the Company otherwise electing to replace the Trustee under this Agreement), the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b)         At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

(c)          If the Offering is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or the Sponsor, as applicable, shall be returned promptly following the receipt by the Trustee of written instructions from the Company.

6.           Miscellaneous.

(a)          The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth herein with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s fraud, gross negligence or willful misconduct, the Trustee shall not be liable for any loss, liability or out-of-pocket expense resulting from any error in the information or transmission of the funds.

(b)         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c)         This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i) through (l) (which sections may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) of the then outstanding Ordinary Shares of the Company voting together as a single class; provided that no such amendment will affect any stockholder of the Company who has validly elected to redeem his, her or its Ordinary Shares in connection with a stockholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d)          The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e)          Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by facsimile transmission or by email:

if to the Trustee, to:

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attn: Corporate Trust Administration

FAX (302) 636-4149

dyoung@wilmingtontrust.com

in each case, with copies to:

Vstock Transfer LLC

18 Lafayette

Woodmere, New York

if to the Company, to:

Golden Path Acquisition Corporation

100 Park Avenue

New York, New York 10017

Tel.: (____) _______

Attn.: Chief Executive Officer

in each case, with copies to:

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York New York 10017

Tel.: 212 599-3322

Attn.: Bill Huo, Esq.

billhuo@qq.com

If to the Representative:

Ladenburg Thalmann & Co. Inc.

____________________

____________________

Tel.: (____) _______

Attn.:

Attn.:

in each case, with copies to:

__________________

__________________

__________________

Tel.: (____)________

Attn.: _____________, Esq.

(f)           This Agreement may not be assigned by the Trustee or Vstock without the prior consent of the Company, which such consent shall not be unreasonably withheld.

(g)          Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h)         Each of the Company, Vstock and the Trustee hereby acknowledges and agrees that the Representative, on behalf of the Underwriters, is a third-party beneficiary of this Agreement.

(i)           Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

(j)           In the event that any Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Property, the Trustee is hereby expressly authorized, in its reasonable discretion, to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it. In the event that the Trustee obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(k)         The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action (any such event, a “Force Majeure Event”). Notwithstanding anything to the contrary in this Agreement, for purposes of all services provided pursuant to this Agreement (the “Services”), Trustee shall continuously maintain business continuity and disaster recovery plans (including regular updates) that are consistent with then-current industry standards applicable to similarly situated providers of services comparable to the Services. Without limiting the generality of the foregoing, the business continuity and/or disaster recovery plans will cover the computer software, computer hardware, telecommunications capabilities and other similar or related items of automated, computerized, software system(s) and network(s) or system(s) and will be designed, among other things, to permit the ongoing operation and functionality of the Services on a continuous basis and/or to facilitate the continuation and/or resumption of, the Services. In the event of disruption in the Services for any reason including the occurrence of a Force Majeure Event that causes Trustee to be required to allocate limited resources between or among Trustee’s affected customers, Trustee shall not do so in a manner that is intended to treat the Company less favorably than other similarly situated affected customers generally. In addition, in the event Trustee has knowledge that there is, or has been, an incident affecting the integrity or availability of Trustee’s business continuity and disaster recovery system, Trustee shall endeavor to notify the Company in writing, as promptly as practicable, of the incident.

(l)          The Trustee and Vstock shall each be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Company
GOLDEN PATH ACQUISITION CORPORATION

By:
Name:
Title:

TRUSTEE:

Wilmington Trust, National Association,
as Trustee

By:
Name:
Title:

Vstock Transfer LLC

By:
Name:
Title:

SCHEDULE A

Fees of Trustee

EXHIBIT A

[Letterhead of Company]

[Insert date]

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Re:	Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between GOLDEN PATH ACQUISITION CORPORATION (the “Company”) and Wilmington Trust, National Association (the “Trustee”), dated as of ___, 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with___________________ (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least forty-eight (48) hours in advance of the actual date (or such shorter time period as you may agree) of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account on [insert date], and to transfer proceeds to the account of the paying agent specified by the Company to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that _____________ (the “Representative”) (with respect to the Deferred Discount) and the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account at [•] awaiting distribution, neither the Company nor the Representative will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated, concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held, and (b) joint written instruction signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very truly yours,

Company
Golden Path Acquisition Corporation

By:
Name:
Title:

cc:	Bill Huo, Esq.

EXHIBIT B

[Letterhead of Company]

[Insert date]

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Re:	Trust Account No. Termination Letter

Ladies and Gentlemen:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between GOLDEN PATH ACQUISITION CORPORATION (the “Company”) and Wilmington Trust, National Association (the “Trustee”), dated as of ___, 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a Target Business (the “Business Combination”) within the time frame specified in the Company’s amended and restated certificate of incorporation, as described in the Company’s Registration Statement relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account on ___________ and to await distribution to the Public Stockholders. The Company has selected [•] as the record date for the purpose of determining the Public Stockholders entitled to receive their share of the liquidation proceeds. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement. The Company further instructs you that you are authorized to coordinate any and all redemption payments payable to the Company’s shareholders requesting redemption with the Company’s stock transfer agent, Vstock Transfer LLC.

Very truly yours,

Company
GOLDEN PATH ACQUISITION CORPORATION

By:
Name:
Title:

cc:	Bill Huo, Esq.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Re:	Trust Account No. Tax Payment Withdrawal Instruction

Ladies and Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between GOLDEN PATH ACQUISITION CORPORATION (the “Company”) and Wilmington Trust, National Association (the “Trustee”), dated as of ___, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $____________ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Golden Path Acquisition Corporation

By:
Name:
Title:

cc:	Bill Huo, Esq.